Exhibit 99.1

Xtant Medical Announces First Quarter 2023 Revenue Growth of 38% and Full Year 2023 Revenue Guidance

Initiates Annual Revenue Guidance of $73 Million - $75 Million in Full Year 2023

BELGRADE, MT, May 4, 2023 – Xtant Medical Holdings, Inc. (NYSE American: XTNT), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, today reported financial and operating results for the first quarter ended March 31, 2023. The Company also introduced financial guidance for the full year 2023.

“Highlighted by solid revenue growth and the Coflex® acquisition, we are off to a strong start in 2023,” said Sean Browne, President & CEO of Xtant Medical. “Guided by our strategic growth pillars, we are generating robust demand across our biologics and fixation products while expanding our total addressable orthobiologic market opportunity to drive future growth. Moving forward, we will focus on continuing to build on this positive momentum as our business achieves scale and fulfilling our mission of honoring the gift of donation.”

First Quarter 2023 Financial Results

First quarter 2023 revenue grew 38%, including organic growth of 29% and a 9% contribution from the acquisition of the Coflex and CoFix product lines, to $17.9 million, compared to $13.0 million for the same period in 2022. The increase in revenue was attributed primarily to greater independent agent sales and sales from the recently acquired Coflex and Cofix product lines.

Gross margin for the first quarter of 2023 was 58.7%, compared to 58.3% for the same period in 2022. The increase was primarily attributable to the contribution of Coflex and Cofix products, partially offset by higher production costs.

Operating expenses for the first quarter of 2023 totaled $12.1 million, compared to $9.4 million for the first quarter of 2022. The increase was primarily due to additional independent agent sales commission and employee compensation expenses, partially offset by costs related to enterprise resource planning system upgrades incurred last year.

First quarter 2023 net loss totaled $2.1 million, or $0.02 per share, compared to the first quarter 2022 net loss of $2.2 million, or $0.03 per share.

Non-GAAP Adjusted EBITDA for the first quarter of 2023 totaled a loss of $0.3 million, compared to a loss of $0.9 million for the same period in 2022. The Company defines Adjusted EBITDA as net income/loss from operations before depreciation, amortization and interest expense and provision for income taxes, and as further adjusted to add back in or exclude, as applicable, stock-based compensation and acquisition-related expenses. A calculation and reconciliation of Adjusted EBITDA to net loss can be found in the attached financial tables.

2023 Financial Guidance

Xtant Medical expects full year 2023 revenue of $73 million to $75 million, representing annual growth of approximately 26% to 29% compared to full year 2022.

Conference Call

Xtant Medical will host a webcast and conference call to discuss the first quarter 2023 financial results on Thursday, May 4, 2023 at 9:00 AM ET. To access the webcast, Click Here. To access the conference call, dial 877-407-6184 within the U.S. or 201-389-0877 outside the U.S. A replay of the call will be available at www.xtantmedical.com, under “Investor Info.”

About Xtant Medical Holdings, Inc.

Xtant Medical Holdings, Inc. (www.xtantmedical.com) is a global medical technology company focused on the design, development, and commercialization of a comprehensive portfolio of orthobiologics and spinal implant systems to facilitate spinal fusion in complex spine, deformity and degenerative procedures. Xtant people are dedicated and talented, operating with the highest integrity to serve our customers.

The symbols ™ and ® denote trademarks and registered trademarks of Xtant Medical Holdings, Inc. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA and organic revenue growth. Reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. Management uses the non-GAAP measures in this release internally for evaluation of the performance of the business, including the allocation of resources. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “intends,” ‘‘expects,’’ ‘‘anticipates,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates,’’ “continue,” “future,” ‘‘will,’’ “potential,” “going forward,” similar expressions or the negative thereof, and the use of future dates. Forward-looking statements in this release include the Company’s financial guidance for 2023 and belief that it will continue to generate robust demand for its biologics products and improve its operating efficiencies by increasing its production capacity and is well-positioned to sustain its momentum during the rest of 2023. The Company cautions that its forward-looking statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company’s future operating results and financial performance; its ability to increase or maintain revenue; risks associated with its recent acquisition of the Coflex product line; possible future impairment charges to long-lived assets and goodwill and write-downs of excess inventory if revenues decrease; the ability to remain competitive; the ability to innovate, develop and introduce new products; the ability to engage and retain new and existing independent distributors and agents and qualified personnel and the Company’s dependence on key independent agents for a significant portion of its revenue; the effect of COVID-19, labor and hospital staffing shortages on the Company’s business, operating results and financial condition, especially when they affect key markets; the Company’s ability to implement successfully its future growth initiatives and risks associated therewith; the effect of inflation, increased interest rates and other recessionary factors and supply chain disruptions; the effect of product sales mix changes on the Company’s financial results; government and third-party coverage and reimbursement for Company products; the ability to obtain and maintain regulatory approvals and comply with government regulations; the effect of product liability claims and other litigation to which the Company may be subject; the effect of product recalls and defects; the ability to obtain and protect Company intellectual property and proprietary rights and operate without infringing the rights of others; the ability to service Company debt, comply with its debt covenants and access additional indebtedness; the ability to obtain additional financing on favorable terms or at all; and other factors. Additional risk factors are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (SEC) on March 8, 2023 and subsequent SEC filings by the Company, including without limitation its most recent Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 anticipated to be filed with the SEC. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact

David Carey

Lazar FINN

Ph: 212-867-1762

Email: david.carey@finnpartners.com

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except number of shares and par value)

	March 31, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$5,410	$20,507
Trade accounts receivable, net of allowance for credit losses and doubtful accounts of $621 and $515, respectively	11,902	10,853
Inventories	18,522	17,285
Prepaid and other current assets	753	673
Total current assets	36,587	49,318

Property and equipment, net	6,826	5,785
Right-of -use asset, net	1,269	1,380
Goodwill	7,639	3,205
Intangible assets, net	10,810	344
Other assets	185	197
Total Assets	$63,316	$60,229

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$3,421	$3,490
Accrued liabilities	5,595	5,496
Current portion of lease liability	473	458
Current portion of finance lease obligations	63	62
Line of credit	3,002	3,379
Current portion of long-term debt	4,722	2,333
Total current liabilities	17,276	15,218
Long-term Liabilities:
Lease liability, less current portion	847	972
Finance lease obligation, less current portion	165	181
Long-term debt, plus premium and less issuance cost	12,318	9,687
Total Liabilities	30,606	26,058

Stockholders’ Equity
Preferred stock	-	-
Common stock	-	-
Additional paid-in capital	278,458	277,841
Accumulated deficit	(245,748)	(243,670)
Total Stockholders’ Equity	32,710	34,171

Total Liabilities & Stockholders’ Equity	$63,316	$60,229

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except number of shares and per share amounts)

	Three Months Ended March 31,
	2023	2022
Revenue
Orthopedic product sales	$17,942	$12,950
Other revenue	1	9
Total revenue	17,943	12,959

Cost of sales	7,407	5,399
Gross profit	10,536	7,560

Gross profit %	58.7%	58.3%

Operating expenses
General and administrative	4,884	3,969
Sales and marketing	7,054	5,209
Research and development	174	213
	12,112	9,391

Loss from operations	(1,576)	(1,831)

Other expense
Interest expense	(575)	(359)
Interest income	86	-
Total Other Expense	(489)	(359)
Net Loss from Operations Before Provision for Income Taxes	(2,065)	(2,190)

Provision for income taxes
Current and deferred	(13)	(23)
Net Loss	$(2,078)	$(2,213)

Net loss per share:
Basic	$(0.02)	$(0.03)
Dilutive	$(0.02)	$(0.03)

Shares used in the computation:
Basic	108,893,588	87,191,341
Dilutive	108,893,588	87,191,341

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended March 31,
	2023	2022
Operating activities:
Net loss	$(2,078)	$(2,213)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	471	281
Gain on disposal of fixed assets	(11)	(73)
Non-cash interest	61	58
Non-cash rent	2	-
Stock-based compensation	617	613
Provision for reserve on accounts receivable	106	191
Provision for excess and obsolete inventory	90	318
Changes in operating assets and liabilities, net of the effects of the acquisition:
Accounts receivable	(1,155)	(582)
Inventories	(309)	327
Prepaid and other assets	(68)	(78)
Accounts payable	(69)	159
Accrued liabilities	98	(5)
Net cash used in operating activities	(2,245)	(1,004)
Investing activities:
Purchases of property and equipment	(456)	(484)
Proceeds from sale of fixed assets	35	93
Acquisition of Surgalign SPV, Inc.	(17,000)	-
Net cash used in investing activities	(17,421)	(391)
Financing activities:
Payments on financing leases	(15)	(8)
Borrowings on line of credit	16,495	12,316
Repayments on line of credit	(16,871)	(12,329)
Net proceeds from issuance of long term debt, net of issuance costs	4,960	-
Net cash provided by (used in) financing activities	4,569	(21)

Net change in cash and cash equivalents	(15,097)	(1,416)
Cash and cash equivalents at beginning of period	20,507	18,387
Cash and cash equivalents at end of period	$5,410	$16,971

XTANT MEDICAL HOLDINGS, INC.

CALCULATION OF NON-GAAP CONSOLIDATED EBITDA AND ADJUSTED EBITDA

(Unaudited, in thousands)

	Three Months Ended March 31,
	2023	2022

Net Loss	$(2,078)	$(2,213)

Depreciation and amortization	457	281
Interest expense	490	359
Tax expense	13	23
Non-GAAP EBITDA	(1,118)	(1,550)

Non-GAAP EBITDA/Total revenue	-6.2%	-12.0%

NON-GAAP ADJUSTED EBITDA CALCULATION
Stock-based compensation	617	614
Acquisition related expenses	211	-
Non-GAAP Adjusted EBITDA	$(290)	$(936)

Non-GAAP Adjusted EBITDA/Total revenue	-1.6%	-7.2%